Exhibit 10.23

INCENTIVE STOCK OPTION (FORM S.C.) COVER SHEET

UNDER THE
ANHEUSER-BUSCH COMPANIES, INC.
2007 EQUITY AND INCENTIVE PLAN

GRANT INFORMATION

GRANTED TO	Grant Date	Number of Options	Option Price $ Per Share	SAP ID Number
Expiration Date

AGREEMENT

 This Incentive Stock Option Cover Sheet (the “ISO Cover Sheet”) and the Standard Incentive Stock Option Form Agreement (Version 11/07) (the “Standard ISO Form”), which is incorporated herein by this reference, together constitute a single Incentive Stock Option Agreement (this “ISO Agreement”) under the Anheuser-Busch Companies, Inc. 2007 Equity and Incentive Plan (the “Plan”).  This ISO Agreement is between Anheuser-Busch Companies, Inc. (the “Company”) and the person named above under the caption “Granted To” (the “Optionee”).  By signing below, Optionee accepts the Options granted under this ISO Agreement, agrees to be bound by the terms of this ISO Agreement, and acknowledges that he or she has received, read, and understood a complete copy of the Standard ISO Form which is part of this ISO Agreement.  Optionee understands that he or she may request another copy of the Standard ISO Form from the Company as long as this ISO Agreement remains outstanding.

 THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT APPLIES TO ALL DISPUTES RELATED TO THIS AGREEMENT, AND MAY BE ENFORCED BY THE PARTIES.

 In witness whereof, the Company and the Optionee have executed this ISO Agreement in duplicate as of its Grant Date.

Anheuser-Busch Companies, Inc.

By:______________________________	By:______________________________
Vice President	Optionee

STANDARD INCENTIVE STOCK OPTION FORM AGREEMENT
(VERSION 11/07 FORM S.C.)
UNDER THE ANHEUSER-BUSCH COMPANIES, INC.
2007 EQUITY AND INCENTIVE PLAN

This Standard Incentive Stock Option Form Agreement (Version 11/07, Form S.C.) (the “Standard ISO Form”), and the Incentive Stock Option (Form S.C.) Cover Sheet (the “Cover Sheet”) which specifically incorporates this Standard ISO Form by reference, together constitute a single Incentive Stock Option Agreement (this “ISO Agreement” or this “Agreement”) under the Anheuser-Busch Companies, Inc. 2007 Equity and Incentive Plan (the “Plan”).  This ISO Agreement is between Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”), and the person designated on the Cover Sheet under the caption “Granted To” (the “Optionee”).  The parties agree as follows:

Section 1.  GRANT.  In conformity with the Plan, the provisions of which are incorporated herein by this reference, and pursuant to action by the Compensation Committee which administers the Plan (the “Committee”), the Company hereby irrevocably grants to the Optionee Incentive Stock Options (the “Options”), which are “incentive stock options” under Section 422 of the Internal Revenue Code of 1986 (“Code”), as amended, to purchase all or any part of the number of shares of common stock of the Company (“Stock”) equal to the number set forth on the Cover Sheet under the caption “Number of Options”, on the terms and conditions herein set forth.  The grant hereunder is made as of the Grant Date set forth on the Cover Sheet (the “Grant Date”).

Section 2.  OPTION PRICE.  The exercise price per share of the Stock covered by the Options (the “Option Price”) shall be the price specified on the Cover Sheet under the caption “Option Price $ Per Share”.

Section 3.  EXERCISABILITY.

(a)  Except as otherwise provided in this Agreement, the Optionee shall have the right to exercise one-third of the Options on and after the first anniversary of the Grant Date, the next one-third of the Options on and after the second anniversary of the Grant Date, and the remaining one-third on and after the third anniversary of the Grant Date.

(b)  Optionee shall not exercise and shall forfeit any of the Options which are not exercisable on the date Optionee ceases to be employed by any of the Company, a Subsidiary, or an Affiliate, unless such Options otherwise become exercisable as provided herein.

(c)  All outstanding Options shall become immediately exercisable:

(i)	on the date of the Optionee’s termination of employment due to Retirement or Disability;

(ii)	on the date of Optionee’s death while employed by the Company, a Subsidiary or an Affiliate;

(iii)	on the occurrence of a Change in Control; or

(iv)	as contemplated in Section 3(h).

(d)  Optionee (or Optionee’s guardian or legal representative in the case of Section 3(d)(iv)) may exercise any or all exercisable Options through the Expiration Date set forth on the Cover Sheet (the “Expiration Date”) if:

(i)	the Optionee remains an employee of the Company, a Subsidiary or an Affiliate through the Expiration Date;

(ii)	the Optionee voluntarily terminates his or her employment due to Retirement;

(iii)
the Optionee’s employment is involuntarily terminated by any of the Company, a Subsidiary, or an Affiliate because of a sale of a Subsidiary or interest in an Affiliate, or a sale of assets of any business operation owned by the Company, a Subsidiary or an Affiliate, or because of a liquidation, shutdown, spin-off, distribution, reorganization, reduction in force, mass lay-off or similar event and the Optionee is not contemporaneously hired by another of the Company, a Subsidiary or an Affiliate; or

(iv)	the Optionee’s employment is terminated as a result of a Disability.

(e)  If Optionee voluntarily terminates his or her employment other than due to Retirement, Optionee may exercise any or all Options that are exercisable on the date of such termination through the earlier of the Expiration Date or the period ending three (3) months following the date of such termination.

(f)  If Optionee dies prior to the Expiration Date (whether or not Optionee is then employed by the Company, a Subsidiary or an Affiliate), all Options the Optionee (or Optionee’s guardian or legal representative in the case of Section 3(d)(iv)) had the right to exercise at the date of death (including all Options that become exercisable at the date of death pursuant to Section 3(c)(ii) hereof) may be exercised by Optionee’s “Post-Death Representatives” (as defined in Section 5(a) hereof) but only until the earlier to occur of the Expiration Date or the date three (3) years after the date of death, and shall not be exercised thereafter.

(g)  Optionee shall forfeit all Options, regardless of whether or not exercisable, if such Optionee’s employment is terminated for cause or for any other reason not set forth in Section 3(d)(ii), (iii), (iv), (e) or (f).

(h)  The Committee may, in its sole discretion, accelerate the dates on which the Options become exercisable in connection with the Optionee’s termination of employment.

(i)  The exercisability of the Options shall not be affected by any change of duties or position of Optionee, including an Employer-authorized special assignment, so long as Optionee continues to be an employee of at least one of the Company, a Subsidiary or an Affiliate.

(j)  An Optionee who is as of the Grant Date on, or following the Grant Date commences, an Employer-authorized leave of absence for any reason (a “Leave of Absence”) shall be deemed to remain employed by the Employer for purposes of this Option grant unless (i) the Leave of Absence extends beyond the second anniversary (the “Leave of

Absence Expiration Date”) of the date on which the Leave of Absence commenced, and (ii) the Leave of Absence Expiration Date occurs prior to the Expiration Date, in which event the Optionee will be deemed to have terminated his or her employment with the effect set forth in Section 3(e) on and as of the Leave of Absence Expiration Date.

Section 4.  TERMINATION.  The Options shall terminate and cease to be exercisable in accordance with the following provisions:

(a)  Notwithstanding any other provisions of this Agreement, the Options shall terminate at the close of business on the Expiration Date, unless sooner terminated as provided below.

(b)  The Options shall terminate when they no longer may be exercised pursuant to Section 3, if sooner than the Expiration Date.

Section 5.  EXERCISES.

(a)  Optionee may exercise some or all of the Options, to the extent exercisable, by paying the Option Price of the Options exercised and taking all other required actions in accordance with Section 5(b).  The Options may be exercised only by Optionee or his or her guardian or legal representative during his or her lifetime, and only by Optionee’s Post-Death Representatives after Optionee’s death.  The term “Post-Death Representatives” means the executor or administrator of Optionee’s estate or the person or persons to whom Optionee’s rights under this Agreement shall pass by his or her will or the laws of descent and distribution.

(b)  Any exercise of the Options shall be made only in accordance with those procedures required or expressly permitted by the Secretary at the time of the exercise.  Exercise procedures may be changed by the Secretary during the term of the Options.  The Secretary’s exercise procedures may impose restrictions and requirements concerning payment of the Option Price, payment of taxes, issuance and delivery of Stock, communications between the Company (or its agents) and the Optionee, the effectiveness and effective date of the exercise, and all other matters pertaining to the exercise.  Optionee may request from the Secretary’s office at any time a summary of those exercise procedures which then are in effect; it is Optionee’s responsibility to ascertain and follow those exercise procedures in effect at the time of each exercise.  Any deviation from the Secretary’s procedures permitted in one exercise shall not entitle the Optionee to utilize or rely upon that deviation in a later exercise.

Section 6.  WITHHOLDING TAXES.  If and when Optionee’s Employer becomes required to collect Required Withholding Taxes, the Optionee shall promptly pay to the Company or Employer (as required by the Committee or the Company at the time) the amount of such Required Withholding Taxes in cash.  If at the time of exercise the Options have for any reason become Non-Qualified Stock Options, cash payment shall not be required if Optionee makes a Tax Election in accordance with the following terms and conditions:

(a)  General Rules for Tax Elections.  Optionee may make an election (a “Tax Election”) to have the Company withhold from the shares of Stock payable to Optionee that number of shares determined in accordance with paragraph (b) below.  Optionee may make a Tax Election only at the time of an exercise; such Election may relate only to such exercise.  Each Tax Election shall be governed by the rules of the Committee or Secretary as in effect at the time of the Election.  If a Tax Election is duly made, the Company shall make a cash payment to the appropriate taxing authorities equal to the aggregate value on the exercise date of all shares of Stock withheld, even if (as a result of rounding) the amount paid exceeds the amount of Required Withholding Taxes.  For purposes of this Section 6, the value of Stock on the exercise date may be determined in any manner approved by the Committee or Secretary at that time and need not be based on “Fair Market Value” as defined in the Plan.  Moreover the Secretary shall establish rounding and all other administrative rules from time to time, which shall govern all Tax Elections.

(b)  Number of Shares Withheld.  The number of shares of Stock to be withheld with respect to an exercise as to which a Tax Election is duly made will be determined by dividing the amount of Required Withholding Taxes related to the exercise by the value of a share of Stock on the exercise date.

Section 7.  ADJUSTMENTS.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Optionee under this Agreement, then the Committee shall make such equitable changes or adjustments  from time to time as it deems necessary or appropriate to the Options (to the extent then outstanding), subject to the limitations and requirements of the Plan, provided that such changes or adjustments will not cause a modification of the Options under Section 409A. Any such determination by the Committee shall be conclusive and binding on all concerned.

Section 8.  COMPLIANCE WITH SECURITIES LAWS, ETC.  In its discretion, the Company may place legends upon any Stock certificates issued hereunder, and otherwise may restrict Optionee’s ability to transfer such Stock, if and to the extent necessary to comply with, or facilitate the Company’s compliance with, federal or state securities laws or any regulations or rules thereunder, or the requirements of the New York Stock Exchange or other exchange upon which the Stock is listed or approved for listing.  The provisions of this Section shall terminate upon the occurrence of an Acceleration Date described in Section 3(c) above.

Section 9.  LIMITATION ON RIGHTS IN COMPANY STOCK.  Neither Optionee nor his or her executor or administrator, legatees or distributees, as the case may be, shall have any of the rights of a stockholder with respect to shares of Stock covered by the Options until shares of Stock are issued to him, her or them upon exercise of the Options.

Section 10.  LIMITATIONS ON TRANSFERS.  The Options shall not be transferable by Optionee otherwise than by will or by the laws of descent and distribution.  If, at the time of exercise, the Options continue to be Incentive Stock Options, the certificate representing the shares of Stock issued upon exercise of the Options shall not be issued in the name of a nominee for the Optionee, and may be legended, as required by the Company, to prevent transfer into the name of a nominee; provided, however, that the restrictions stated in the legend shall terminate no later than the expiration of the restrictions on disposition of such shares specified in Section 422(a)(1) of the Code.

Section 11.  NO RIGHT TO EMPLOYMENT OR FUTURE AWARDS.

(a)  Nothing in this Agreement or the Plan shall confer on the Optionee any right or expectation to continue in the employ of his/her Employer or the Company, or to interfere in any manner with the absolute right of the Employer or the Company to change or terminate the Optionee’s employment at any time for any reason or no reason.

(b)  The Optionee recognizes that the Committee, in making this award of Options, is acting within its discretion under the Plan and is under no obligation to make any other award to Optionee at any subsequent date.

Section 12.  DEFINITIONS.  The following words and phrases, as used in this Agreement, shall have the following meanings:

(a)  “Act” means the Securities Exchange Act of 1934, as amended from time to time.

(b)  For the purposes of this Agreement, a “Change in Control” shall occur if:

(i)
Any Person directly or indirectly becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of more than 30% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(ii)
The Company merges or consolidates with any other corporation, other than a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior thereto representing at least 50% of the combined voting power of the voting securities of the Company, the other corporation (if such corporation is the surviving corporation) or the parent of the Company or the other corporation, in each case outstanding immediately after such merger or consolidation;

(iii)	Continuing Directors cease to represent a majority of the Board of Directors; or

(iv)	The stockholders of the Company approve a plan of complete liquidation of the Company or the Company sells or disposes all or substantially all of its assets.

For purposes of this Section 12(b), “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof.  A Change in Control shall not be considered to have occurred pursuant to subsection (b)(i) above if the Person holding the voting securities (1) has acquired such voting securities directly from the Company, (2) is the Company or any of its Subsidiaries, (3) is a trustee or other fiduciary holding voting securities under an employee benefit plan of the Company or any of its Subsidiaries, (4) is an underwriter temporarily holding the voting securities in connection with an offering thereof, or (5) is a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock.   For purposes of this section, “Continuing Directors” shall mean the directors on the Grant Date hereunder and any other director whose appointment, election or nomination for election by the stockholders is subsequently approved by a vote of at least two-thirds of the Continuing Directors at such time.

(c)  “Code” means the Internal Revenue Code of 1986, as amended.

(d)  “Disability” means the condition of being “disabled” within the meaning of Section 422(c)(6) of the Code, or any successor to such Section.

(e)  “Employer” means the Company or that Subsidiary or Affiliate of the Company which employs the Optionee.

(f)  “Reporting Person” as of a given date, means an Optionee who would be required to report a purchase or sale of Stock occurring on such date to the Securities and Exchange Commission pursuant to Section 16(a) of the Act and the rules and regulations thereunder.

(g)  “Required Withholding Taxes” means, in connection with the exercise or other taxable event relating to the Options, the total amount of federal and state income taxes, social security taxes, and other taxes which the Employer of the Optionee is required to withhold.

(h)  “Retirement” means voluntary termination of employment from the Company, a Subsidiary or an Affiliate (i) after an individual attains age sixty (60); or (ii) after completion of twenty (20) years of service with the Company and/or its Subsidiaries or Affiliates.

(i)  “Rule 16b-3” means Rule 16b-3 (as amended from time to time) promulgated by the Securities and Exchange Commission under the Act, and any successor thereto.

(j)  “Section 409A” means Section 409A of the Code, including the regulations and other authoritative official guidance thereunder.

Other capitalized terms not defined in this Agreement shall have the meanings given in the Plan.

Section 13.  RULE 16b-3.  If and as long as Optionee is a Reporting Person, he or she shall not act with respect to the Options in a manner which, in the Company’s or Committee’s judgment, would contravene any requirement of Rule 16b-3 as in effect at the time of such action, except with the written consent of the Company or the Committee.

Section 14.  AMENDMENTS.  This Agreement may be amended in writing by mutual agreement of the Company and Optionee, provided that the Company may amend this Agreement unilaterally (i) if the amendment does not adversely affect or impair the rights of the Optionee, (ii) if the Company determines that the amendment is necessary to comply with Rule 16b-3, (iii) if the Company determines that, without the amendment, the Company's deduction with respect to such benefits would be limited or eliminated by application of Section 162(m) of the Code, or (iv) if the Company determines that the amendment is necessary in order to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A.  The Company shall give notice to the Optionee of any such unilateral amendment either before or promptly after the effective date thereof.  Notwithstanding the foregoing, no amendment shall be made unilaterally if at that time the Options continue to be Incentive Stock Options and if such amendment would cause the Options to become Non-Qualified Stock Options.

Section 15.  NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CORPORATE CHANGES.  Neither the Plan nor this Agreement shall affect or restrict in any way the right or power of the Company or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 16.  NO GUARANTEE OF TAX CONSEQUENCES.  Neither the Company nor any other Employer nor the Committee makes any commitment or guarantee with respect to the federal, state, or local tax treatment applicable to the Options.

Section 17.  INTERPRETATION.  It is intended that the Options granted herein shall in all respects be subject to and governed by the provisions of the Plan and that, when granted, they shall meet the requirements of the “incentive stock option” provisions presently embodied in Section 422 of the Code.  This Agreement shall in all respects be so interpreted and construed as to be consistent with this intention.  If the Options cease meeting the requirements of the incentive stock option provisions in Section 422 of the Code, they shall become “Non-Qualified Stock Options” as defined in the Plan.

Section 18.  ELECTRONIC DELIVERY AND SIGNATURES.  Optionee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents.  Optionee hereby consents to any and all procedures that the Company has established or may establish for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  Optionee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

Section 19.  COMMITTEE AUTHORITY.  The Committee will have the power and discretion to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent with the Plan and this Agreement, and to interpret or revoke any such rules, including, but not limited to, the determination of whether or not any Options have vested or shall be forfeited.  All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

Section 20.  GOVERNING LAW.  This Agreement and any other document delivered hereunder shall be construed in accordance with and governed by the laws of the state of Missouri without regard to the principles of conflicts of law.  Each party hereto submits to the exclusive jurisdiction of the Circuit Court for the County of St. Louis, State of Missouri (“County Court”) residing in St. Louis County for purposes of all legal proceedings  (including, but not limited to, actions to compel arbitration under the provisions of this Agreement) arising out of or relating to this Agreement or the transactions contemplated hereby.  In the event that the County Court is for any reason not available for purposes of any such legal proceeding, then each party hereto submits to the exclusive jurisdiction of the United States District Court for the Eastern District of Missouri, Eastern Division (St. Louis).  Each party hereto irrevocably waives, to the fullest extent permitted by law, any objections that either party may now or hereafter have to the aforesaid venue, including without limitation any claim that any such proceeding brought in either such court has been brought in an inconvenient forum, provided however, this provision shall not limit the ability of either party to enforce the other provisions of this Section.

Section 21.  AGREEMENT TO ARBITRATE CLAIMS.  Optionee and the Company acknowledge and agree that any and all disputes relating to or arising out of this Agreement shall be resolved through binding arbitration under the procedures specified by the Company’s Dispute Resolution Program (DRP).  The results of said arbitration shall be final and binding on both Optionee and the Company.  Each party may enforce this Section.  Each party hereto irrevocably waives, to the fullest extent permitted by law, any and all rights to a jury trial.

Section 22.  ENFORCEABILITY; MODIFICATION; CONFORMITY WITH LOCAL LAWS.  Notwithstanding any other provision of this Agreement, the Company and Optionee agree that: (a) if for any reason any provision of this Agreement is determined to be legally invalid or unenforceable, the validity of the remainder of the Agreement will not be affected and such provision will be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and, in its modified form, such provision will then be enforceable and enforced, (b) to the extent the laws of the country or province (other than the United States or its states) of which Optionee is a citizen or resident (“Local Laws”) require this Agreement to contain a provision, whether it be  a covenant, restriction,  prohibition, or otherwise, that provision shall be deemed included in this Agreement; and (c) the provisions of this Agreement shall be deemed changed to the extent necessary to ensure compliance by the Company and Optionee with all Local Laws governing taxation.  This Agreement may be restated by the Company after the Grant Date to reflect the changes provided in this Section, and also may be restated by the Company in a language other than English even if not required by Local Laws.  Optionee’s consent to any such changes or restatements shall be required only to the extent required by Local Laws or by the Company.